Exhibit 99.1

PRESS RELEASE August 3, 2017

Arrowhead Reports Fiscal 2017 Third Quarter Results

- Conference Call and Webcast Today at 4:30 p.m. EDT

PASADENA, Calif., August 3, 2017 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR), today announced financial results for its fiscal 2017 third quarter ended June 30, 2017. The company is hosting a conference call at 4:30 p.m. EDT to discuss results.

Conference Call and Webcast Details

Investors may access a live audio webcast on the Company's website at http://ir.arrowheadpharma.com/events.cfm. For analysts that wish to participate in the conference call, please dial 855-215-6159 or 315-625-6887 and enter Conference ID 59285619.

A replay of the webcast will be available on the company’s website approximately two hours after the conclusion of the call and will remain available for 90 days. An audio replay will also be available approximately two hours after the conclusion of the call and will be available for 3 days. To access the audio replay, dial 855-859-2056 or 404-537-3406 and enter Conference ID 59285619.

Selected Fiscal 2017 Third Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
OPERATING SUMMARY	2017	2016	2017	2016

REVENUE	$9,342,498	$39,583	$22,693,923	$127,083
OPERATING EXPENSES
Research and development	6,906,016	9,423,195	23,409,892	29,782,854
Salaries and payroll-related costs	3,421,089	4,113,262	11,281,194	12,281,841
General and administrative expenses	1,853,669	2,275,628	5,330,717	8,045,571
Stock-based compensation	1,713,228	2,750,785	5,881,901	7,547,967
Depreciation and amortization	1,162,660	818,200	3,535,915	2,416,461
TOTAL OPERATING EXPENSES	15,056,662	19,381,070	49,439,619	60,074,694
OPERATING LOSS	(5,714,164)	(19,341,487)	(26,745,696)	(59,947,611)
OTHER INCOME/(EXPENSE), PROVISION FOR INCOME TAXES	194,423	(79,256)	3,097,287	446,595
NET LOSS	$(5,519,741)	$(19,420,743)	$(23,648,409)	$(59,501,016)

NET LOSS PER SHARE (BASIC AND DILUTED):	$(0.07)	$(0.32)	$(0.32)	$(1.00)
WEIGHTED AVERAGE SHARES OUTSTANDING	74,772,103	59,966,955	73,603,852	59,764,129

FINANCIAL POSITION SUMMARY	June 30,	September 30,
	2017	2016
CASH AND CASH EQUIVALENTS	$38,383,135	$85,366,448
SHORT-TERM INVESTMENTS	36,754,754	-
TOTAL CASH RESOURCES (CASH AND INVESTMENTS)	75,137,889	85,366,448
OTHER ASSETS	39,943,660	42,810,057
TOTAL ASSETS	115,081,549	128,176,505
TOTAL LIABILITIES	25,539,265	33,152,246
TOTAL STOCKHOLDERS' EQUITY	89,542,284	95,024,259
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$115,081,549	$128,176,505

SHARES OUTSTANDING	74,772,103	69,746,685

About Arrowhead Pharmaceuticals

Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.

For more information, please visit www.arrowheadpharma.com, or follow us on Twitter @ArrowheadPharma. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/alerts.cfm.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the safety and efficacy of our product candidates, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the future success of our scientific studies, our ability to successfully develop drug candidates, the timing for starting and completing clinical trials, rapid technological change in our markets, and the enforcement of our intellectual property rights. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:

Arrowhead Pharmaceuticals, Inc.

Vince Anzalone, CFA

626-304-3400

ir@arrowheadpharma.com

Investors and Media:

LifeSci Advisors, LLC

Matthew P. Duffy
212-915-0685

matthew@lifesciadvisors.com

www.lifesciadvisors.com

Source: Arrowhead Pharmaceuticals, Inc.

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